UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 22, 2005

CURON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31519	77-0470324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46117 Landing Parkway

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 661-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting for Failure to Satisfy a Continued Listing Rule or Standard

As previously reported on Curon Medical, Inc.’s Current Report on Form 8-K dated May 20, 2005, the company received a letter from The Nasdaq Stock Market on May 16, 2005, notifying the company of its failure to maintain a minimum bid price of $1.00 over the then preceding 30 consecutive trading days for its common stock as required by Nasdaq Marketplace Rule 4310(c)(4). The May 16, 2005 letter also stated that the company had until November 14, 2005 to demonstrate compliance by maintaining a minimum closing bid of at least $1.00 for a minimum of 10 consecutive trading days or its common stock.

On November 29, 2005, the company announced that it had received a second letter from The Nasdaq Stock Market on November 22, 2005, notifying the company of its failure to regain compliance with the minimum closing bid price requirement by November 14, 2005. A copy of the company’s press release is attached hereto as Exhibit 99.1. The November 22, 2005 letter noted that the company met all initial inclusion criteria set forth in Marketplace Rule 4310(c) except for the bid price requirement and was therefore eligible for an additional 180 calendar days to regain compliance, and would therefore have until May 11, 2006 to demonstrate compliance with the bid price requirement by maintaining a closing bid price of at least $1.00 for a minimum of 10 consecutive trading days. Failure to demonstrate compliance by such date may result in the delisting of the company’s common stock from the Nasdaq Capital Market.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release of Curon Medical, Inc. dated November 29, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURON MEDICAL, INC.

By:	/s/ Larry C. Heaton II
Larry C. Heaton II President and Chief Executive Officer

Date: November 29, 2005

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INDEX TO EXHIBITS

Index Number	Description of Document
99.1	Press Release of Curon Medical, Inc. dated November 29, 2005

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